Exhibit 99.1

Press Release

PRGX Global, Inc. Announces First Quarter 2018 Financial Results

ATLANTA, May 1, 2018—PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the first quarter ended March 31, 2018.

“The year is off to a great start with continued momentum and our seventh straight quarter of year-over-year revenue and adjusted EBITDA growth. Revenue in the first quarter grew over 9% and adjusted EBITDA from continuing operations grew over 52%. Our core recovery audit business led the way, delivering growth across each region and service line. While we continue to make strategic investments in people, processes and technology, our growth in adjusted EBITDA is a testament to our past investments and the benefits of scale in our operating model,” said Ron Stewart, president and chief executive officer.

“We entered the second quarter with a solid sales pipeline across the business, driven by stronger technology solutions and improved go-to-market capabilities, which together have made us more competitive across the globe. Given our overall positive performance in the quarter, we remain confident in our 2018 guidance of year-over-year revenue growth in the range of 8% to 10% and adjusted EBITDA growth in the range of 17% to 22%,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended March 31, 2018

Consolidated revenue from continuing operations for the first quarter of 2018 was $36.7 million, compared to $33.6 million for the same period last year, an increase of 9.4%. First quarter 2018 revenue from the Recovery Audit Services segments was $36.0 million compared to $32.2 million in the prior year, and from the Adjacent Services segment was $0.7 million compared to $1.4 million in 2017. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 5.7% in the first quarter of 2018, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 8.1% in the first quarter of 2018 compared to the same period in 2017.

Total cost of revenue from continuing operations for the first quarter of 2018 was $24.8 million, or 67.6% of revenue, compared to $23.0 million, or 68.5% of revenue, in the same period last year, representing a 0.9% improvement as a percentage of revenue.

SG&A expenses from continuing operations for the first quarter of 2018 were $11.3 million, compared to $10.5 million in the prior year period. The increase in SG&A expenses was primarily attributable to stock- based compensation expense and investments in our sales, marketing and product development teams.

Consolidated net loss from continuing operations for the first quarter of 2018 was $(2.3) million, or $(0.10) per basic and diluted share, compared to a net loss of $(1.8) million, or $(0.08) per basic and diluted share, for the same period in 2017.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the first quarter of 2018 was $3.3 million, or 9.0% of revenue, compared to Adjusted EBITDA of $2.2 million, or 6.4% of revenue, in the first quarter of 2017, an increase of $1.1 million or 52.0%. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash used in operating activities for the first quarter of 2018 was $3.0 million, compared to net cash used of $3.3 million in the first quarter of the prior year. The first quarter 2018 use of operating cash included the payout of $5.4 million related to performance based restricted stock units granted in 2016. Excluding this payout, cash flow from operating activities was $2.4 million, an improvement of $5.8 million compared to the prior year.

At March 31, 2018, the Company had unrestricted cash and cash equivalents of $15.0 million, and borrowings of $13.6 million against its $35.0 million revolving credit facility.

First Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s first quarter 2018 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 7778137.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through September 30, 2018. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,500 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 30% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, PRGX provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, the benefits of past investments and scale in the Company’s operating model, the Company’s sales pipeline, and the Company’s expectations regarding its 2018 financial performance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$36,721	$33,569
Operating expenses:
Cost of revenue	24,797	23,026
Selling, general and administrative expenses	11,264	10,535
Depreciation of property and equipment	1,223	1,220
Amortization of intangible assets	788	722

Total operating expenses	38,072	35,503

Operating income (loss)	(1,351)	(1,934)
Foreign currency transaction (gains) losses
on short-term intercompany balances	(220)	(552)
Interest expense (income), net	398	37
Other (income) loss	12	(199)

Income (loss) from continuing operations before income taxes	(1,541)	(1,220)

Income tax expense	787	627

Net income (loss) from continuing operations	$(2,328)	$(1,847)

Discontinued operations:
Income (loss) from discontinued operations	(333)	(336)
Other (income) loss	—	—
Income tax expense (benefit)	—	—

Net income (loss) from discontinued operations	(333)	(336)
Net income (loss)	$(2,661)	$(2,183)

Basic earnings (loss) per common share:
Basic from continuing operations	(0.10)	(0.08)
Basic from discontinued operations	(0.01)	(0.02)

Total basic earnings (loss) per common share	(0.11)	(0.10)

Diluted earnings (loss) per common share:
Diluted from continuing operations	(0.10)	(0.08)
Diluted from discontinued operations	(0.01)	(0.02)

Total diluted earnings (loss) per common share	(0.11)	(0.10)

Weighted average common shares outstanding:
Basic	22,573	21,945

Diluted	22,573	21,945

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$14,948	$18,823
Restricted cash	112	51
Receivables:
Contract receivables, net	32,579	38,767
Employee advances and miscellaneous receivables, net	1,748	1,665

Total receivables	34,327	40,432
Prepaid expenses and other current assets	4,163	4,608

Total current assets	53,550	63,914
Property and equipment, net	18,824	17,478
Goodwill	17,691	17,648
Intangible assets, net	17,785	18,478
Deferred income taxes	1,322	1,538
Other assets	1,446	1,162

Total assets	$110,618	$120,218

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,028	$8,548
Accrued payroll and related expenses	9,067	13,078
Refund liabilities	8,032	7,864
Deferred revenue	1,741	1,431
Current portion of long-term debt	48	48
Current portion of long-term incentive compensation liability	914	5,116
Current portion of business acquisition obligations	3,843	3,759

Total current liabilities	30,673	39,844
Long-term debt	13,534	13,526
Business acquisition obligations	5,263	5,135
Refund liabilities	923	957
Other long-term liabilities	424	442

Total liabilities	50,817	59,904

Shareholders’ equity:
Common stock	231	224
Additional paid-in capital	581,898	580,032
Accumulated deficit	(522,710)	(520,049)
Accumulated other comprehensive income	382	107

Total shareholders’ equity	59,801	60,314

Total liabilities and shareholders’ equity	$110,618	$120,218

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of net income (loss) to EBIT, EBITDA and Adjusted EBITDA:

Net loss	$(2,661)	$(2,183)
Income tax expense	787	627
Interest expense, net	398	37

EBIT	(1,476)	(1,519)
Depreciation of property and equipment	1,224	1,220
Amortization of intangible assets	788	722

EBITDA	536	423
Foreign currency transaction gains on short-term intercompany balances	(220)	(552)
Transformation severance and related expenses	674	585
Other loss (income)	12	(199)
Stock-based compensation	1,945	1,566

Adjusted EBITDA	$2,947	$1,823

Adjusted EBITDA from continuing operations	$3,279	$2,157

Adjusted EBITDA from discontinued operations	$(332)	$(334)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(2,661)	$(2,183)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,011	1,944
Amortization of deferred debt costs	8	—
Deferred income taxes	169	—
Stock-based compensation expense	1,945	1,566
Foreign currency transaction (gains) losses on short-term intercompany balances	(220)	(552)
Long-term incentive compensation payout	(5,380)	—
(Increase) decrease in receivables	5,900	2,037
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	(5,705)	(4,155)
Other, primarily changes in assets and liabilities	964	(1,998)

Net cash used in operating activities	(2,969)	(3,341)

Cash flows from investing activities:
Acquistion of businesses, net of cash acquired	19	(10,140)
Purchases of property and equipment, net of disposals	(2,520)	(1,500)

Net cash used in investing activities	(2,501)	(11,640)

Cash flows from financing activities:
Borrowings under line of credit	—	10,000
Other, net	1,172	382

Net cash provided by financing activities	1,172	10,382

Effect of exchange rates on cash and cash equivalents	423	411

Net decrease in cash and cash equivalents	(3,875)	(4,188)
Cash and cash equivalents at beginning of period	18,823	15,723

Cash and cash equivalents at end of period	$14,948	$11,535

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017	Change
Revenue
Recovery Audit Services - Americas	$25,958	$24,383	$1,575
Recovery Audit Services - Europe/Asia-Pacific	10,027	7,831	2,196
Adjacent Services	736	1,355	(619)

Total	$36,721	$33,569	$3,152

Cost of revenue
Recovery Audit Services - Americas	$16,151	$15,278	$873
Recovery Audit Services - Europe/Asia-Pacific	7,085	6,186	899
Adjacent Services	1,561	1,562	(1)

Total	$24,797	$23,026	$1,771

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,791	$2,043	$748
Recovery Audit Services - Europe/Asia-Pacific	1,371	1,347	24
Adjacent Services	331	1,171	(840)
Corporate	6,771	5,974	797

Total	$11,264	$10,535	$729

Depreciation of property and equipment
Recovery Audit Services - Americas	$897	$910	$(13)
Recovery Audit Services - Europe/Asia-Pacific	142	140	2
Adjacent Services	184	170	14

Total	$1,223	$1,220	$3

Amortization of intangible assets
Recovery Audit Services - Americas	$337	$329	$8
Recovery Audit Services - Europe/Asia-Pacific	61	—	61
Adjacent Services	390	393	(3)

Total	$788	$722	$66

Operating income (loss)
Recovery Audit Services - Americas	$5,782	$5,823	$(41)
Recovery Audit Services - Europe/Asia-Pacific	1,368	158	1,210
Adjacent Services	(1,730)	(1,941)	211
Corporate	(6,771)	(5,974)	(797)

Total	$(1,351)	$(1,934)	$583

Adjusted EBITDA
Recovery Audit Services - Americas	$7,079	$7,138	$(59)
Recovery Audit Services - Europe/Asia-Pacific	2,114	436	1,678
Adjacent Services	(1,088)	(1,379)	291
Corporate	(4,826)	(4,038)	(788)

Total	$3,279	$2,157	$1,122

* The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.